SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into on March 22, 2019 (“Effective Date”), by and between Cemtrex, Inc., a Delaware corporation (“Company”), and the investor whose name appears on the signature page hereto (“Investor”).

Recitals

A. The parties desire that, upon the terms and subject to the conditions herein, Investor will purchase $1 million in shares of Series B Redeemable Convertible Preferred Stock of Company, which are convertible into Common Stock, and a Warrant; and

B. The offer and sale of the Securities provided for herein are being made pursuant to a current and effective shelf Registration Statement.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

I. Definitions. In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined have the meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit 1.

II. Purchase and Sale.

A. Purchase Amount. Subject to the terms and conditions herein and the satisfaction of the conditions to Closing set forth below, for an aggregate purchase price of $1,000,000.00 (“Purchase Amount”), Company hereby irrevocably agrees to sell 2,100 Preferred Shares at $500.00 per share with a 5.0% original issue discount (OID) and a Warrant, all in accordance with the terms, provisions, and schedule set forth in this Agreement and in the Transaction Documents.

B. Deliveries. The following documents will be fully executed and delivered at the Closing:

1. This Agreement;

2. Certificate of Designations, in the form attached hereto as Exhibit 2;

3. Transfer Agent Instructions, in the form attached hereto as Exhibit 3;

4. Legal Opinion, in the form attached hereto as Exhibit 4;

5. Officer’s Certificate, in the form attached hereto as Exhibit 5;

6. Secretary’s Certificate, in the form attached hereto as Exhibit 6;

7. Warrant, in the form attached hereto as Exhibit 7;

8. Disclosure Schedule, attached hereto as Exhibit 8; and

9. Transfer agent book entry in the name of Investor for 20,000 shares of Common Stock and 1,050 Preferred Shares.

C. Closing Conditions. The consummation of the transactions contemplated by this Agreement (“Closing”) is subject to the satisfaction of each of the following conditions:

1. All documents, instruments and other writings required to be delivered by Company to Investor pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in Section II.B above;

2. The Common Stock is listed for and currently trading on the same or higher Trading Market and Company is in compliance with all requirements to maintain listing on the Trading Market, Company has received no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such Trading Market, and Company is not aware of any current facts or circumstances that, with the passage of time, would reasonably be expected to cause such disqualification;

3. The representations and warranties of Company and Investor set forth in this Agreement are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which will be true as of such date);

4. No material breach or default has occurred under any Transaction Document or any other agreement between Company and Investor;

5. Company has the number of duly authorized shares of Common Stock reserved for issuance as required pursuant to the terms of this Agreement;

6. There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any completed, ongoing, pending, threatened or, to Company’s knowledge, contemplated proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement, including without limitation the sale, issuance, listing, trading or resale of any Shares on the Trading Market; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be completed, ongoing, pending, threatened or, to Company’s knowledge, contemplated by any person other than Investor or any Affiliate of Investor, that seek to enjoin or prohibit the transactions contemplated by this Agreement;

7. Any rights of first refusal, preemptive rights, rights of participation, or any similar right to participate in the transactions contemplated by this Agreement, if any, have been waived in writing; and

8. The Registration Statement is current and effective.

D. Closing. Immediately when all conditions set forth in Section II.C have been fully satisfied, Company will issue and sell to Investor and Investor will purchase 1,050 Preferred Shares and the Warrant by payment to Company of $500,000.00 in cash, by wire transfer of immediately available funds to an account designated by Company.

E. Investor Option.  At any time until 10 Trading Days after Approval, Investor may deliver written notice to Company of its election to purchase up to an additional 1,050 Preferred Shares at $500.00 per share with a 5.0% OID for the sum of $500,000.00.  Subject to the terms and conditions herein, immediately when all conditions in Section II.C have been fully satisfied as of such date, Investor will purchase and make payment for the specified number of additional Preferred Shares by payment to Company in cash, by wire transfer of immediately available funds to an account designated by Company, and Company will deliver to Purchaser a certificate or Transfer Agent book entry for the number of purchased Preferred Shares in the name of Investor.

III. Representations and Warranties.

A. Representations Regarding Transaction. Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing:

1. Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except as would not reasonably be expected to result in a Material Adverse Effect. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect and there is no completed, pending, threatened or, to the knowledge of Company, contemplated proceeding in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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2. Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3. No Conflicts. The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Securities and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a Material Adverse Effect.

4. Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation completed, ongoing, pending, threatened or, to the knowledge of Company, contemplated against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which would reasonably be expected to have a Material Adverse Effect or challenge the legality, validity or enforceability of any of the Transaction Documents. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5. Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than required federal and state securities filings, and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6. Issuance of Shares. The Conversion Shares and Warrant Shares will be duly authorized and, when issued upon the conversion of the Preferred Shares or the exercise of the Warrant, respectively, in accordance with their respective terms, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens except those created by the Investor.

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7. Disclosure; Non-Public Information. Company will timely file a Prospectus Supplement, and a current report on Form 8-K (“Current Report”) describing the material terms and conditions of this Agreement, a copy of which has been provided to Investor prior to the Effective Date. There is no adverse material information regarding Company that has not been disclosed to Investor prior to the Effective Date. All information that Company has provided to Investor that constitutes or might constitute material, non-public information will be included in the Current Report. Notwithstanding any other provision, except with respect to information that will be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto. No information contained in the Disclosure Schedules constitutes material non-public information. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company.

8. No Integrated Offering. Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

9. Financial Condition. The Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any material default with respect to any Indebtedness. Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt, and represents that it will not do so.

10. Section 5 Compliance. All information provided to Investor regarding Company, its business and the transactions contemplated hereby, including without limitation the Disclosure Schedules and the representations and warranties in this Agreement, and the other statements made by Company in the Transaction Documents, do not contain any material untrue statement or omit to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

11. Investment Company. Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Preferred Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

12. Acknowledgments Regarding Investor. Company’s decision to enter into this Agreement has been based solely on the independent evaluation by Company and its representatives, and Company acknowledges and agrees that:

a. Investor is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider or control person of Company, or to Company’s knowledge 10% or greater shareholder or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

b. Investor and its representatives have not made and do not make any representations, warranties or agreements with respect to the Securities, this Agreement, or the transactions contemplated hereby other than those specifically set forth in Section III.C below; Company has not relied upon, and expressly disclaims reliance upon, any and all written or oral statements or representations made by any persons prior to this Agreement;

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c. The conversion of Preferred Shares and resale of Conversion Shares will result in dilution, which may be substantial; the number of Conversion Shares will increase in certain circumstances; and Company’s obligation to issue and deliver Conversion Shares in accordance with this Agreement and the Preferred Shares are absolute and unconditional regardless of the dilutive effect that such issuances may have; and

d. Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby; neither Investor nor any of its Affiliates, agents or representatives has or is acting as a legal, financial, investment, accounting, tax or other advisor to Company, or fiduciary of Company, or in any similar capacity; neither Investor nor any of its Affiliates, agents or representatives has provided any legal, financial, investment, accounting, tax or other advice to Company; any statement made in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Investor’s purchase of the Shares.

13. No Bad Actor Disqualification. Neither Company, any predecessor of Company, any affiliate of Company, any director, executive officer, other officer of Company participating in the offering, or any beneficial owner of 20% or more of Company’s outstanding voting equity securities is subject to any bad actor disqualification as provided in Rule 506(d) of Regulation D, and Company is not aware of any current facts or circumstances that, with the passage of time, would reasonably be expected to cause such disqualification.

14. Not a Shell. Company is not now, and has never been, a shell company as defined in Rule 12b-2 of the Exchange Act.

15. Registration Statement. The Registration Statement is current and effective.

B. Representations Regarding Company. Except as set forth in any Public Reports and attached exhibits, or under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing:

1. Capitalization. The capitalization of Company as of the Effective Date is as described in the Public Reports or Disclosure Schedules. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the Shares will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Investor, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Shares. There are no existing or contemplated subscription or investment agreements, stockholder agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.

2. Subsidiaries. All of the direct and indirect subsidiaries of Company are set forth in the Public Reports or the corresponding section of the Disclosure Schedules. Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens. All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

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3. Public Reports; Financial Statements. Company has filed all required Public Reports for the one year preceding the Effective Date. As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed and, as applicable, amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4. Material Changes. Since the end of the most recent year for which an Annual Report on Form 10-K has been filed with the Commission, (a) there has been no event, occurrence or development that has had, or that would reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. Company does not have pending before the Commission any request for confidential treatment of information.

5. Litigation. There is no Action completed, ongoing, pending, threatened or, to the knowledge of Company, contemplated, that would reasonably be expected to result in a Material Adverse Effect. Neither Company nor any Subsidiary, nor any current director or officer thereof, nor to the knowledge of Company any former director or officer of Company, and greater than 5% shareholder of Company, or any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, is not ongoing, pending or threatened, and to the knowledge of Company is not contemplated, any investigation by the Commission or any law enforcement agency involving Company or any current director or officer of Company, or to the knowledge of Company any former director or officer of Company, and greater than 5% shareholder of Company, or any director or officer thereof.

6. No Bankruptcy. The Company has not filed and, to Company’s knowledge no other Person has filed or commenced, any petition or application, or any judicial or administrative proceeding commenced which has not been discharged, with respect to Company or any Subsidiary or with respect to any of the properties or assets of Company or any Subsidiary under any applicable law relating to bankruptcy, insolvency, reorganization, fraudulent transfer, compromise, arrangement of debt, creditors’ rights and no general assignment has been made by Company or any Subsidiary for the benefit of creditors.

7. Labor Relations. No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which would reasonably be expected to result in a Material Adverse Effect.

8. Compliance. Neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not reasonably be expected to have a Material Adverse Effect.

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9. Regulatory Permits. Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

10. Title to Assets. Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Company and each Subsidiary are held by them under leases which, to Company’s knowledge, are valid, subsisting and enforceable leases and as to which Company and each Subsidiary are in compliance, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

11. Patents and Trademarks. Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have would have a Material Adverse Effect (collectively, “Intellectual Property Rights”). Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

12. Insurance. Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Purchase Amount. To Company’s knowledge, such insurance contracts and policies are in full force and complete in all material respects. Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost that would constitute a Material Adverse Effect.

13. [Left intentionally blank].

14. Sarbanes-Oxley; Internal Accounting Controls. Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Closing. Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of Company’s disclosure controls and procedures based on their evaluations as of the evaluation date. Since the date of the most recently filed Public Report, there have been no significant changes in Company’s internal accounting controls or its disclosure controls and procedures or, to Company’s knowledge, in other factors that could materially affect Company’s internal accounting controls or its disclosure controls and procedures.

15. [Left intentionally blank].

16. Registration Rights. No Person has any right to cause Company to effect the registration under the Act of any securities of Company.

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17. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements of the Trading Market on which the Common Stock is currently quoted.

18. Application of Takeover Protections. Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation Company’s issuance of the Shares and Investor’s ownership of the Shares.

19. Tax Status. Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes). Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statute or local tax. None of Company’s tax returns is presently being audited by any taxing authority.

20. Foreign Corrupt Practices. Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

21. Accountants. Company’s accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm.

22. No Disagreements with Accountants or Lawyers. There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.

23. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Company or any Subsidiary.

24. Computer and Technology Security. Company has taken reasonable steps to safeguard the information technology systems utilized in the operation of the business of Company, including the implementation of procedures designed to minimize the risk that such information technology systems have any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any back door, virus, malicious code or other software routines or hardware components that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and, to Company’s knowledge, to date there have been no successful unauthorized intrusions or breaches of the security of its information technology systems.

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25. Data Privacy. Company has: (a) complied with, and is presently in compliance in all material respects with, all applicable laws in connection with data privacy, information security, data security and/or personal information; (b) complied in all material respects with, and is presently in material compliance with, its policies and procedures applicable to data privacy, information security, data security, and personal information; (c) not experienced any material incident in which personal information or other sensitive data was or may have been stolen or improperly accessed; and Company is not aware of any facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

C. Representations and Warranties of Investor. Investor hereby represents and warrants to Company as of the Closing as follows:

1. Organization; Authority. Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor. Each Transaction Document to which it is a party has been, or will be, duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2. Investor Status. At the time Investor was offered the Shares, it was, and at the Effective Date it is: (a) an accredited investor as defined in Rule 501(a) under the Act; and (b) not a registered broker-dealer, member of FINRA, or an affiliate thereof.

3. Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4. Ownership. Investor is acquiring the Preferred Shares and Warrant as principal for its own account.

5. No Short Sales. Neither Investor nor any Affiliate holds any short position in, nor has engaged in any Short Sales of the Common Stock, or engaged in any hedging transactions with regard to the Shares prior to the Effective Date.

IV. Securities and Other Provisions.

A. Investor Due Diligence. Investor will have the right and opportunity to conduct customary due diligence with respect to any Registration Statement or Prospectus in which the name of Investor or any Affiliate of Investor appears.

B. Furnishing of Information. As long as Investor owns any Securities, Company will timely file all reports required to be filed by Company after the Effective Date pursuant to the Exchange Act. As long as Investor owns any Securities, Company will prepare and make publicly available such information as is required for Investor to sell its Conversion Shares under Rule 144. Company further covenants that, as long as Investor owns any Securities, Company will take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell its Conversion Shares without registration under the Act within the limitation of the exemptions provided by Rule 144.

C. Integration. Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Securities to Investor for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

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D. Disclosure and Publicity. Company will provide to Investor, for review and approval prior to filing or issuing, that portion of any current, periodic or public report, registration statement, press release, public statement or communication relating to or referencing Investor, any Transaction Documents or the transactions contemplated thereby, any such approval not to be unreasonably withheld.

E. Shareholders Rights Plan. No claim will be made or enforced by Company or, to the knowledge of Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, in either such case, by virtue of receiving Shares under the Transaction Documents or under any other agreement between Company and Investor. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

F. No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that Company believes or reasonably should believe will constitute material non-public information after Closing. On and after Closing, neither Investor nor any Affiliate of Investor will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Investor will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

G. Indemnification of Investor.

1. Obligation to Indemnify. Subject to the provisions of this Section IV.G, Company will indemnify and hold Investor, its Affiliates, managers and advisors, and each of their officers, directors, shareholders, partners, employees, representatives, agents and attorneys, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Investor Parties” and each a “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Prospectus Supplement, or any information incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) any action by a creditor or stockholder of Company who is not an Affiliate of an Investor Party, challenging the transactions contemplated by the Transaction Documents; provided, however, that Company will not be obligated to indemnify any Investor Party for any Losses finally adjudicated to be caused solely by (i) a false statement of material fact contained within written information provided by such Investor Party expressly for the purpose of including it in the applicable Registration Statement, Prospectus, Prospectus Supplement, or (ii) such Investor Party’s unexcused material breach of an express provision of this Agreement or another Transaction Document willful misconduct or violation of applicable law.

2. Procedure for Indemnification. If any action will be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Investor Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel will be at the expense of Investor Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Investor Parties such that it would be inappropriate for one counsel to represent Company and Investor Parties. Company will not be liable to Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents. In no event will Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus local counsel as applicable) to represent all Investor Parties.

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3. Other than the liability of Investor to Company for uncured material breach of the express provisions of this Agreement, no Investor Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Securities under this Agreement.

H. Reservation of Shares. Company has reserved from its duly authorized Common Stock for issuance pursuant to the Transaction Documents authorized shares of Common Stock in the amount required by the Transaction Documents and will at all times maintain a reserve equal to 5 times the number of shares sufficient to immediately issue all Conversion Shares potentially issuable at such time, free from preemptive rights (the “Reserved Amount”). The Reserved Amount will, if necessary, be increased from time to time in accordance with Company’s obligations hereunder. In addition, if Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Preferred Shares shall be convertible at the then current Conversion Price, Company will at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Preferred Shares. Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of the Preferred Shares, and agrees that its issuance of the Preferred Shares will constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Preferred Shares.

I. Activity Restrictions. For so long as Investor or any of its Affiliates holds any Shares, neither Investor nor any Affiliate will: (1) vote any shares of Common Stock owned or controlled by it, sign or solicit any proxies, attend or be present at a shareholder meeting for purposes of determining a quorum, or seek to advise or influence any Person with respect to any voting securities of Company, except in accordance with the recommendation of Company’s board of directors; (2) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its Subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) a class of securities of Company being delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (3) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

J. No Shorting. For so long as Investor holds any Securities, neither Investor nor any of its Affiliates will engage in or effect, directly or indirectly, any Short Sale of Common Stock. For the avoidance of doubt, selling against delivery of Conversion Shares after delivery of a Conversion Notice is not a Short Sale. There will be no restriction or limitation of any kind on Investor’s right or ability to sell or transfer any or all of the Conversion Shares at any time, in its sole and absolute discretion. Investor may not sell, transfer or assign the Preferred Shares or any of its rights under this Agreement.

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K. Stock Splits. If Company at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a greater or lesser number of shares, the share numbers, prices and other amounts set forth in this Agreement, as in effect immediately prior to such subdivision or combination, will be proportionately reduced or increased, as applicable, effective at the close of business on the date the subdivision or combination becomes effective.

L. Subsequent Financings.

1. As long as Investor holds Series B Preferred Stock, Company will not enter into any agreement that in any way restricts its ability to enter into any agreement, amendment or waiver with Investor, including without limitation any agreement to offer, sell or issue to Investor Common Stock in conversion to Series B Preferred Stock.

2. Until Approval has been obtained, Company will not agree or enter into any equity or convertible financing pursuant to which shares of Common Stock or Common Stock equivalents may effectively be issued at a variable price or where the price or number of shares are subject to any type of variability or reset feature. Provided, however, that Company may enter into any transaction: (a) with Investor, (b) for unregistered, non-convertible debt, (c) for restricted stock with no registration rights, (d) for Common Stock at a fixed price above the Market Price, (e) reasonably equivalent value given as consideration for a strategic acquisition, or (f) that includes an immediate, unconditional offer to Investor to purchase the Preferred Shares by wire transfer of immediately available funds in the amount of 150% of the then outstanding Liquidation Value.

M. Principal Market.

1. Company will promptly submit any necessary notification and supporting documentation required for the listing of all possible Conversion Shares with Nasdaq and will use its commercially reasonable best efforts to obtain approval to list the Conversion Shares as soon as practicable.

2. Company may not issue a number of Conversion Shares in excess of 19.99% of its total outstanding common shares immediately prior to the Effective Date without obtaining shareholder approval or a waiver of applicable Nasdaq rules.

3. Company will file an information or proxy statement and use its commercially reasonable best efforts to obtain stockholder approval of this Agreement and the issuance of all Conversion Shares in accordance with the requirements of Nasdaq rules (“Approval”) as soon as practicable after the Effective Date. Company, its board of directors, and each of its directors will vote all proxies given to them in favor of Approval.

N. Default.

1. Events of Default. Company shall, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) a failure to pay any amount due under the Preferred Shares, this Agreement or any Transaction Document within 5 business days of the date the same is due; (b) the failure by Company to perform any of its other obligations under the Preferred Shares, this Agreement or any Transaction Document within 10 business days of notice from Investor of the same; (c) falsity, inaccuracy or material breach by Company of any written warranty, representation or statement made or furnished to Investor by or on behalf of Company; or (d) the occurrence of any 3 or more Trigger Events under the Preferred Shares.

2. Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Investor, after 5 days’ notice, may declare all Obligations hereby immediately due and payable and shall have, in addition to any remedies provided herein, all remedies under any applicable law or in equity.

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O. Preservation of Rights. No delay or omission on Investor’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Investor’s action or inaction impair any such right or power. Investor ‘s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Investor may have under other agreements, at law or in equity.

V. Conversion of Preferred Shares.

A. Conversion.

1. Mechanics of Conversion.

a. All or any portion of the shares of Series B Preferred Stock may be converted into shares of Common Stock, at any time or times after the Issuance Date, in the sole and absolute discretion of Investor or, subject to the terms and conditions hereof, Company; (i) if at the option of Investor, by delivery of one or more written notices to Company (via email) and its transfer agent (each, a “Investor Conversion Notice”), of the Investor’s election to convert any or all of Investor’s shares of Series B Preferred Stock or (ii) if at the option of Company, if the Equity Conditions are met, delivery of written notice to Investor (each, a “Company Conversion Notice” and, with the Investor Conversion Notice, each a “Conversion Notice”), of Company’s election to convert all of any portion of Investor’s shares of Series B Preferred Stock.

b. Each Delivery Notice (as defined below) will set forth the number of Preferred Shares being converted, the Liquidation Value and the minimum number of Conversion Shares and the amount of Accruals and Conversion Premium due as of the time the Delivery Notice is given (the “Notice Time”), and the calculation thereof.

c. As soon as practicable, and in any event within 1 Trading Day after the Notice Date, time being of the essence, Company will do all of the following: (i) transmit the Delivery Notice by facsimile or electronic mail to Company’s transfer agent (the “Transfer Agent”), copying Investor, with instructions to immediately comply with the Delivery Notice and deliver the number of Conversion Shares stated in the Delivery Notice forthwith; (ii) either (A) if Company is approved through The Depository Trust Company (“DTC”), authorize and instruct the credit by the Transfer Agent of the number of Conversion Shares set forth in the Delivery Notice, to Investor’s or its designee’s balance account with the DTC Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, or (B) only if Company is not approved through DTC, issue and surrender to a common carrier for overnight delivery to the address as specified in the Delivery Notice a certificate bearing no restrictive legend, registered in the name of Investor or its designee, for the number of Conversion Shares set forth in the Delivery Notice; and (iii) if it contends that the Delivery Notice is in any way incorrect, so notify Investor and provide a thorough written explanation and its own calculation, or the Delivery Notice and the calculations therein will conclusively be deemed correct for all purposes. The Company will at all times diligently take or cause to be taken all actions necessary to cause the Conversion Shares to be issued forthwith. If the Conversion Shares are not registered for resale, Investor will provide a legal opinion that they are exempt from registration. Under no circumstances will Company issue a share certificate bearing a restrictive legend.

d. If during or at the end of the Measuring Period the Investor is entitled to receive additional Conversion Shares with regard to an Initial Notice, Investor may at any time deliver one or more additional written notices to Company or its transfer agent (each, an “Additional Notice” and with the Initial Notice, each a “Delivery Notice”) setting forth the additional number of Conversion Shares to be delivered, and the calculation thereof.

e. If Company for any reason does not issue or cause to be issued to the Investor within 2 Trading Days (T+2) after the date of a Delivery Notice, the number of Conversion Shares stated in the Delivery Notice, then, in addition to all other remedies available to the Investor, as liquidated damages and not as a penalty, Company will pay in cash to the Investor on each day after such 2nd Trading Day that the issuance of such Conversion Shares is not timely effected an amount equal to 2% of the product of (i) the aggregate number of Conversion Shares not issued to the Investor on a timely basis and to which the Investor is entitled and (ii) the highest Closing Price of the Common Stock between the date on which Company should have issued such shares to the Investor and the actual date of receipt of Conversion Shares by Investor. It is intended that the foregoing will serve to reasonably compensate Investor for any delay in delivery of Conversion Shares, and not as punishment for any breach by Company. The Company acknowledges that the actual damages likely to result from delay in delivery are difficult to estimate and would be difficult for Investor to prove.

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f. Notwithstanding any other provision of any Transaction Document: all of the requirements of this Section V.A are each independent covenants; Company’s obligations to issue and deliver Conversion Shares upon any Delivery Notice are absolute, unconditional and irrevocable; any breach or alleged breach of any representation or agreement, or any violation or alleged violation of any law or regulation, by any party or any other person will not excuse full and timely performance of any of Company’s obligations under these sections; and under no circumstances may Company seek or obtain any temporary, interim or preliminary injunctive or equitable relief to prevent or interfere with any issuance of Conversion Shares to Investor.

g. Company acknowledges and agrees that monetary damages would be difficult to quantify and prove, and that Investor would not have an adequate remedy at law for any failure to fully perform under this Section V. If for any reason whatsoever Investor does not timely receive the number of Conversion Shares stated in any Delivery Notice, Investor will be entitled to a compulsory remedy of immediate specific performance, temporary, interim and, preliminary and final injunctive relief requiring Company and its transfer agent, attorneys, officers and directors to immediately issue and deliver the number of Conversion Shares stated by Investor, which requirement will not be stayed for any reason, without the necessity of posting any bond, and which Company may not seek to stay or appeal.

h. No fractional shares of Common Stock are to be issued upon conversion of this Certificate of Designations, but rather Company will round up to the nearest full share. Investor will not be required to deliver any original certificate reflecting the Series B Preferred Stock in order to effect a conversion hereunder. Company will pay any and all taxes which may be payable by Company, with respect to the issuance and delivery of any Conversion Shares.

2. Investor Conversion. In the event of a conversion of any number of shares of Series B Preferred Stock pursuant to an Investor Conversion Notice, Company will (a) satisfy the payment of Accruals and Conversion Premium as provided in Section I.C.2 of the Certificate of Designations, and (b) issue to the Investor of the shares of Series B Preferred Stock a number of Conversion Shares equal to the Face Value divided by the applicable Conversion Price with respect to the number of shares of Series B Preferred Stock converted; all in accordance with the procedures set forth in this Section V.

3. Company Conversion. The Company will have the right to send Investor a Company Conversion Notice at any time in its sole and absolute discretion, if the Equity Conditions are met as of the time such Company Conversion Notice is given. Upon any conversion of any number of shares of Series B Preferred Stock pursuant to a Company Conversion Notice, Company will on the date of such notice (a) satisfy the payment of Accruals and Conversion Premium as provided in Section I.C.2 of the Certificate of Designations, and (b) issue to the Holder of the shares of Series B Preferred Stock a number of Conversion Shares equal to the Face Value divided by the applicable Conversion Price with respect to the number of shares of Series B Preferred Stock converted; all in accordance with the procedures set forth in this Section V.

4. Approval. Notwithstanding any other provision, if Company is unable to deliver any Conversion Shares because it has not obtained Approval as provided in Section IV.M, Company will immediately pay the Liquidation Value, Accruals and Conversion Premium set forth in the Delivery Notice to Investor in cash by wire transfer of immediately available funds.

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B. Trigger Events.

1. Any occurrence of any one or more of the following, at any time and for any reason whatsoever, will constitute a “Trigger Event”:

a. Holder does not timely receive the number of Conversion Shares stated in any Conversion Notice, time being of the essence; or Holder does not timely receive the number of Warrant Shares stated in any Exercise Notice, time being of the essence

b. The issuance of restricted shares if Holder provides a legal opinion that shares may be issued without restrictive legend, or the issuance of a certificate if Holder requests electronic delivery via DTC;

c. Any violation of or failure to timely perform any covenant or provision of this Certificate of Designations, the Securities Purchase Agreement, or any Transaction Document, related to payment of cash, registration, authorization, reservation, issuance or delivery of Conversion Shares or Warrant Shares, time being of the essence;

d. Any violation of or failure to perform any covenant or provision of this Certificate of Designations, the Securities Purchase Agreement, the Warrant, or any Transaction Document, which in the case of a default that is curable, is not related to payment of cash, registration, reservation or delivery of Conversion Shares, and has not occurred before, is not cured within 5 Trading Days of written notice thereof;

e. Any representation or warranty made in the Securities Purchase Agreement or any Transaction Document is untrue or incorrect in any respect as of the date when made or deemed made;

f. The occurrence of any default or event of default under any material agreement, lease, document or instrument to which Company or any subsidiary is obligated, including without limitation of an aggregate of at least $250,000 of indebtedness, not disclosed in the Disclosure Schedules;

g. While any Registration Statement is required to be maintained effective pursuant to any Transaction Document, the effectiveness of the Registration Statement lapses for any reason, including, due to no fault of Company, without limitation, the issuance of a stop order, or the Registration Statement, or the prospectus contained therein, is unavailable to Holder sale of all Conversion Shares and all Warrant Shares for any 5 or more Trading Days, which may be non-consecutive;

h. The suspension from trading or the failure of the Common Stock to be trading or listed on the Trading Market, or failure to meet the requirements for continued listing on the Trading Market;

i. The Company’s notice, written or oral, to Holder, including without limitation, by way of public announcement or through any of its attorneys, agents, or representatives, of its intention not to comply, as required, with a Conversion Notice at any time, including without limitation any objection or instruction to its transfer agent not to comply with any notice from Holder;

j. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against Company or any subsidiary and, if instituted against Company or any subsidiary by a third party, an order for relief is entered or the proceedings are not dismissed within 30 days of their initiation;

k. The appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or other similar official of Company or any subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by Company or any Subsidiary in furtherance of any such action or the taking of any action by any person to commence a foreclosure sale or any other similar action under any applicable law;

l. A judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against Company or any of its subsidiaries and are not stayed or satisfied within 30 days of entry;

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m. The Company does not for any reason timely comply with any applicable reporting requirement of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including without limitation timely filing when first due all public reports and filings;

n. Any regulatory, administrative or enforcement proceeding is initiated against Company or any subsidiary (except to the extent an adverse determination would not have a material adverse effect on Company’s business, properties, assets, financial condition or results of operations or prevent the performance by Company of any material obligation under the Transaction Documents);

o. Any material provision of this Certificate of Designations is at any time for any reason, other than pursuant to the express terms thereof, cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by Company or any subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or Company or any subsidiary denies that it has any liability or obligation purported to be created under this Certificate of Designations; or

p. The failure of one or more Equity Conditions other than (v).

2. It is intended that all adjustments made following a Trigger Event will serve to reasonably compensate Holder for the change in circumstances, potential consequences and increased risk in light of the occurrence of a Trigger Event, and not as a penalty or punishment for any breach by Company. The Company acknowledges that the actual damages likely to result from a Trigger Event are difficult to estimate and would be difficult for Holder to prove.

VI. General Provisions.

A. Notice. Unless a different time of day or method of delivery is specifically provided in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. New York time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. New York time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.

B. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C. No Third-Party Beneficiaries. Except as otherwise set forth in Section IV.G, this Agreement and the Transaction Documents will inure solely to the benefit of the parties hereto, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. Other than the Investor Parties described in Section IV.G, a Person who is not a party to this Agreement shall not have any rights to enforce any term of this Agreement or any Transaction Document.

D. Fees and Expenses. Company has paid a flat rate documentation fee of $5,000 to Investor in connection with drafting this Agreement and the other Transaction Documents. Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Investor’s counsel solely represents Investor, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties, if any, levied in connection with the sale or issuance of the Shares to Investor.

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E. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

F. Replacement of Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

G. Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the U.S. Virgin Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

H. Arbitration. Any dispute, controversy, claim or action of any kind arising out of, relating to, or in connection with this Agreement, or in any way involving Company and Investor or their respective Affiliates, including any issues of arbitrability, will be resolved solely by final and binding arbitration in English before a retired judge at JAMS, or its successor, in the Territory of the Virgin Islands, pursuant to the most expedited and Streamlined Arbitration Rules and Procedures available. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses. Notwithstanding the foregoing, Investor may in its sole discretion bring an action in the State of Delaware or New York in aid of arbitration or for temporary, preliminary or provisional relief pending completion of arbitration.

I. Remedies.

1. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and Company will be entitled to specific performance under the Transaction Documents, and equitable and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under applicable laws.

2. Without limitation of the foregoing, Company acknowledges that the rights and benefits of Investor pursuant to Section V.A are unique and that no adequate remedy exists at law if Company breaches or fails timely perform any of its obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, that it would cause irreparable injury to Investor, and that any potential harm to Company would be adequately and fully compensable with monetary damages; accordingly, Investor will be entitled to a compulsory remedy of immediate specific performance, temporary, interim, preliminary and final injunctive relief to enforce the provisions thereof, including without limitation requiring Company and its transfer agent, attorneys, officers and directors to immediately take all actions necessary to issue and deliver the number of Conversion Shares stated by Investor, and prohibiting any Common Stock from being issued or transferred until after all Conversion Shares have been received by Investor in electronic form and fully cleared for trading, which requirements will not be stayed for any reason, without the necessity of posting any bond. Company hereby absolutely, unconditionally and irrevocably waives all objections and rights to oppose any motion, application or request by Investor to issue any number of Conversion Shares, and all rights to stay or appeal any resulting order, and any appeal filed by Company or on its behalf will be immediately and automatically dismissed. Company further acknowledges that it has an adequate remedy at law with respect to Section V.A in a claim for money damages; accordingly, Company may not restrain or enjoin its transfer agent, Investor or any brokers from receiving or reselling any Conversion Shares, and any action for temporary, preliminary or final injunctive relief filed by Company or on its behalf will be immediately and automatically dismissed.

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J. Payment Set Aside. To the extent that Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

K. Headings. The titles and headings in this Agreement and the Transaction Documents are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

L. Time of the Essence. Time is of the essence with respect to all provisions of this Agreement, the Preferred Shares, and all Transaction Documents.

M. Survival. The representations and warranties contained herein will survive the Closing and the delivery of the Shares until all Preferred Shares issued to Investor have been converted or redeemed. Neither party will be under any obligation to update or supplement any of its representations or warranties following the Closing due to a change that occurred after the Closing.

N. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in any Transaction Document are to U.S. dollars.

O. Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Agreement fully and effectively.

P. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Q. Entire Agreement. This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

18

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Effective Date.

Company:

CEMTREX, INC.

By:
Name:
Title:

Investor:

Investor Name

By:
Name:
Title:

19

Exhibit 1

Glossary of Defined Terms

“$” means the currency of the United States of America, in which all dollar amounts in the Transaction Documents will be expressed.

“Accrual Rate” means an initial rate equal to 7.5% per annum, retroactively increasing by 10% per annum upon each occurrence of any Trigger Event (e.g., to 17.5% upon the first Trigger Event), subject to adjustment as provided in the Certificate of Designations.

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Action” has the meaning set forth in Section III.A.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

“Agreement” means this Securities Purchase Agreement.

“Certificate of Designations” means the Certificate of Designations of Preferences, Powers, Rights and Limitations of Series B Preferred Stock, as filed with and accepted by the Secretary of State of Company’s state of incorporation, in the form attached hereto as Exhibit 2.

“Closing” has the meaning set forth in Section II.D.

“Collateral” means all assets of Company, including without limitation all personal property wherever located, both now owned and hereafter acquired, including, but not limited to, all equipment, fixtures, inventory, goods, documents, general intangibles, accounts, deposit accounts (unless a security interest would render a nontaxable account taxable), receivables, contract rights (including, but not limited to, all of Company’s rights in franchise agreements, license agreements and market development agreements), chattel paper, patents, trademarks and copyrights (and the good will associated with and registrations and licensing of them), instruments, letter of credit rights and investment property, capital stock, partnership, membership and equity interests, of any kind or nature, and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, software used in, all returned or repossessed goods the sale of which gave rise to, and all accessions, additions, amendments, modifications, replacements, and substitutions to, of or for the foregoing, and all proceeds, supporting obligations and products of the foregoing, except as set forth in the Disclosure Schedules. All terms which are used in this definition which are defined in the UCC shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Common Stock of Company and any replacement or substitute thereof, or any share capital into which such Common Stock will have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” has the meaning set forth in the first paragraph of the Agreement.

“Conversion Price” means, if there has never been a Trigger Event, a price per share of Common Stock equal to 100% of the Market Price less $0.03 per share, subject to adjustment as otherwise provided in the Transaction Documents. Upon the occurrence of each Trigger Event the percentage in the preceding sentence will decrease by 10% (e.g. to 90% upon the first Trigger Event).

Exhibit 1-1

“Conversion Shares” includes all shares of Common Stock potentially issuable in relation to the Preferred Shares, including Common Stock that must be issued upon conversion of the Preferred Shares, and Common Stock that must or may be issued in payment of any Accruals.

“Deemed Liquidation Event” will mean: (a) a merger or consolidation in which Company is a constituent party or a subsidiary of Company is a constituent party and Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving Company or a subsidiary in which the shares of capital stock of Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) Company issues securities that are senior to the Preferred Shares in any respect, (c) Holder does not receive the number of Conversion Shares stated in a Conversion Notice with 5 Trading Days of the Notice Time; (d) trading of the Common Stock is halted or suspended by the Trading Market or any U.S. governmental agency for 5 or more consecutive trading days; or (e) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by Company or any subsidiary of Company of all or substantially all the assets of Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of Company if substantially all of the assets of Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries.

“Disclosure Schedules” means the disclosure schedules of Company attached hereto as Exhibit 9. The Disclosure Schedules contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Effective Date” has the meaning set forth in the first paragraph of the Agreement.

“Equity Conditions” means on each day during the Measuring Period, (i) the Common Stock is not under chill or freeze from DTC, (ii) the Common Stock is designated for trading on a OTCQB or higher stock market and shall not have been suspended from trading on such market, and delisting or suspension by the Trading Market has not been threatened or pending, either in writing by such market or because Company has fallen below the then effective minimum listing maintenance requirements of such market; (iii) Company has delivered Conversion Shares upon all conversions or redemptions of this Certificate of Designations in accordance with their terms to the Holder on a timely basis; (iv) Company will have no knowledge of any fact that would cause both of the following (A) a registration statement not to be effective and available for the resale of all Conversion Shares, and (B) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of all Conversion Shares, or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares without restriction; (v) there has been a minimum of 5 times the amount of Face Value of the shares of Series B Preferred Stock then being converted by Company in aggregate trading volume in the prior 20 Trading Days; (vi) all shares of Common Stock to which Holder is entitled have been timely received into Holder’s designated account in electronic form fully cleared for trading; (vii) Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; and (viii) not more than 3 Trigger Events shall have occurred.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

Exhibit 1-2

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” has the meaning set forth in Section III.B.11.

“Investor” has the meaning set forth in the first paragraph of the Agreement.

“Legal Opinion” means an opinion from Company’s legal counsel, in the form attached as Exhibit 4.

“Liens” means a lien, charge, security interest or encumbrance in excess of $250,000, or a right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, (b) the results of operations, assets, business, or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the Public Reports prior to the Effective Date, (c) Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, or (d) the sale, issuance, registration, listing, resale and trading on the Trading Market of the Conversion Shares.

“Material Permits” has the meaning set forth in Section III.B.9.

“Obligations” include the full and punctual observance and performance of all present and future duties, covenants, and responsibilities due to Investor by Company under this Agreement, the Preferred Shares and the other Transaction Documents, including without limitation all present and future obligations and liabilities of Company for the payment of money (extending to all principal amounts, interest, late charges, fees, and all other charges and sums, as well as all costs and expenses payable by Company).

“Officer’s Certificate” means a certificate executed by an authorized officer of Company, in the form attached as Exhibit 5.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.

“Preferred Shares” means the shares of Series B Redeemable Convertible Preferred Stock of Company to be issued to Investor pursuant to the Transaction Documents or any other agreement with Investor.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is timely filed with the Commission and delivered by Company to Investor.

“Public Reports” means the reports filed with the Commission by Company pursuant to the Exchange Act (see Exhibit 9).

“Purchase Amount” has the meaning set forth in Section II.A.1.

“Receivables” include all accounts receivable and all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an account, chattel paper, instrument, general intangible, or otherwise.

Exhibit 1-3

“Registration Statement” means a valid, current and effective shelf Registration Statement on Form S-3, File No. 333-218501, registering all Securities for sale, including the prospectus therein, amendments and supplements to such Registration Statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, and any information contained or incorporated by reference in a prospectus filed with the Commission in connection with the Registration Statement, to the extent such information is deemed under the Act to be part of any registration statement.

“Secretary’s Certificate” means a certificate, in the form attached as Exhibit 6, signed by the secretary of Company.

“Shares” include the Conversion Shares and the Warrant Shares.

“Securities” include the Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares.

“Short Sale” means a “short sale” as defined in Rule 200 of Regulation SHO of the Exchange Act.

“Subsidiary” means any Person owned or controlled by Company, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interests that would be disclosable pursuant to Regulation S-K, Item 601(b) (21). Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, the term “Subsidiary” shall not include Vicon Industries, Inc., a New York corporation, and Telidyne Inc., a Delaware corporation.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it will not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” has the meaning set forth in the Certificate of Designations.

“Transaction Documents” means this Agreement, the other agreements, certificates and documents referenced herein or the form of which is attached hereto, and the exhibits, schedules and appendices hereto and thereto.

“Transfer Agent” means the transfer agent for Company.

“Transfer Agent Instructions” means a letter agreement executed by Company, its current transfer agent, and any successor transfer agent for the Common Stock, in the form attached as Exhibit 3.

“UCC” means the Uniform Commercial Code as adopted and applied in any applicable jurisdiction, including without limitation Company’s jurisdiction of formation.

“Warrant” means the Common Stock Purchase Warrant issued by Company, in the form attached hereto as Exhibit 7.

Exhibit 1-4